ACTION BY WRITTEN CONSENT OF THE SOLE DIRECTOR OF THE BOARD OF DIRECTORS OF ALL MARKETING SOLUTIONS, INC.

a Nevada Corporation

Effective as of March 17, 2014

The undersigned, being the sole director of All Marketing Solutions, Inc., a Nevada corporation (the "Corporation"), acting pursuant to the authority vested in the undersigned by Section 78.315(b) of the Nevada Revised Statutes and the Bylaws of the Corporation, hereby consents to and adopts the following recitals and resolutions by written consent in lieu of a special meeting of the Board of Directors of the Corporation (the "Board"), which recitals and resolutions shall be valid and effective as if adopted at a duly called, noticed and held special meeting:

APPOINTMENT OF DIRECTOR TO FILL VACANCY, RESIGNATION OF FORMER SOLE DIRECTOR AND SOLE CORPORATE OFFICER

WHEREAS, the Corporation currently has vacancies on its Board of Directors; and

WHEREAS, the Corporation currently has a sole Director who also serves as the Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer of the Corporation; and

WHEREAS, the sole Director wishes to resign all positions currently held, and to appoint a successor director and officer by written appointment and consent; and

WHEREAS, the sole Director has identified a qualified director candidate to fill one of the vacant Director positions, and to fill the newly-vacated officer positions; and

WHEREAS, the sole Director deems it to be in the best interest of the Corporation and its stockholders to appoint Nikola Pizurica, the Corporation's President, as a director of the Corporation, and also as new Treasurer / Secretary / Chief Financial Officer / Chairman and Chief Executive Officer of the Corporation, pending his acceptance.

NOW, THEREFORE, BE IT RESOLVED, that the sole member of the Board deems it advisable and in the best interests of the Corporation and its stockholders to fill a vacancy on the Board of Directors and to immediately thereafter also appoint a new Secretary / Treasurer / Chief Financial Officer and Chief Executive Officer of the Corporation.

RESOLVED FURTHER, that effective immediately, the sole member of the Board deems it to be in the best interests of the Corporation and its shareholders that Nikola Pizurica be, and hereby is appointed as a director of the Corporation to fill one of the current vacancies, and, pending the resignation of Wagner Yomoguita from his Officer positions as Secretary / Treasurer / Chief Financial Officer and Chief Executive Officer, Nikola Pizurica is hereby appointed Secretary / Treasurer / Chief Financial Officer and Chief Executive Officer of the Corporation.

RESOLVED FURTHER, that Nikola Pizurica shall hold such positions until the next annual meeting of stockholders or until successors have been elected and have qualified.

RESOLVED FURTHER, that the executed acceptance of Nikola Pizurica as director, Secretary, Treasurer, Chief Financial Officer, and Chief Executive Officer of this Corporation are attached hereto as Exhibit A.

RESOLVED FURTHER, that the executed resignation of Wagner Yomoguita as Secretary / Treasurer / Chief Financial Officer and Chief Executive Officer of this Corporation is attached hereto as Exhibit B.

GENERAL AUTHORITY

RESOLVED FURTHER, that the officers of the Corporation are, and each of them hereby is, authorized and directed to take such actions and to execute such other agreements, documents and instruments as such officers or officer may deem necessary or advisable in order to effect the purposes and intentions of all of the foregoing resolutions;

RESOLVED FURTHER, that every act, action, agreement, document or instrument done, performed, made, executed or delivered by, on behalf of or in the name of the Corporation in order to carry out the purposes and intentions of the foregoing resolutions is hereby authorized, approved and ratified in all respects;

RESOLVED FURTHER, that the Secretary or any Assistant Secretary of the Corporation is authorized to certify and deliver a copy of these resolutions, or any one or more of them, to such persons, corporations, entities or firms as such Secretary or Assistant Secretary may deem necessary or advisable; and

RESOLVED FURTHER, that the Secretary or any Assistant Secretary of the Corporation hereby is authorized and directed to file this Written Consent with the minutes of the proceedings of the Board.

IN WITNESS WHEREOF, the undersigned, being the sole director of the Corporation, has executed this Written Consent of the Board of Directors of All Marketing Solutions, Inc., to be effective as of the date first set forth above.

/s/ Wagner Yomoguita

Wagner Yomoguita, Sole Director

EXHIBIT A

ACCEPTANCE AS DIRECTOR

The undersigned, Nikola Pizurica, hereby accepts his appointment as a Director of All Marketing Solutions, Inc., effective March 17, 2014.

/s/ Nikola Pizurica

Nikola Pizurica

ACCEPTANCE AS OFFICER

The undersigned, Nikola Pizurica, hereby accepts his appointment as Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer of All Marketing Solutions, Inc., effective as of March 17, 2014.

/s/ Nikola Pizurica

Nikola Pizurica

EXHIBIT B

RESIGNATION OF SECRETARY, TREASURER, CHIEF FINANCIAL OFFICER, CHIEF EXECUTIVE OFFICER

RESIGNATION AS OFFICER

The undersigned, Wagner Yomoguita, hereby resigns as Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer of All Marketing Solutions, Inc., effective as of March 17, 2014.

/s/ Wagner Yomoguita

Wagner Yomoguita